Exhibit 99.1

RealPage Reports First Quarter Revenue Growth of 19% Year-over-Year

  First Quarter Pre-Tax Income Grows 76% Year-over-Year
  Full Year Revenue and Profit Expectations Increased, Excluding Proposed Acquisition of Lease Rent Options

RICHARDSON, Texas--(BUSINESS WIRE)--May 4, 2017--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Highlights

  Total revenue of $152.9 million, an increase of 19% year-over-year;
  Net income of $8.2 million, or $0.10 in net income per diluted share, a year-over-year increase of 174% and 150%, respectively;
  Non-GAAP total revenue of $153.6 million, an increase of 20% year-over-year;
  Adjusted EBITDA of $37.1 million, an increase of 35% year-over-year and 270 basis points of Adjusted EBITDA margin expansion; and
  Non-GAAP net income of $17.6 million, or $0.22 in non-GAAP net income per diluted share, a year-over-year increase of 38% and 29%, respectively.

Comments on the News

“First quarter non-GAAP total revenue growth of 20% reflects strong client adoption of our differentiated platform," said Steve Winn, Chairman and CEO of RealPage. "Importantly, our Asset Optimization product family revenue growth continues to accelerate and our recent acquisition of Axiometrics performed above our expectations. These results provide us with confidence that our strategy is appropriately focused, delivering actionable intelligence to our clients from our data in order to improve operational returns as well as helping underwrite the placement and harvesting of capital.”

“Our first quarter results are a continuation of the steady progress we’ve made towards our 2020 objective of $1 billion of revenue and 30% adjusted EBITDA margin," said Bryan Hill, CFO and Treasurer of RealPage. “Revenue growth, margin expansion and cash flow generation for the quarter exceeded our expectations and are ahead of the pace needed to reach our 2020 goals.”

The company also announced that its board of directors has authorized the company to purchase up to $50 million of its outstanding shares of common stock over the next twelve months. “The Board's decision to continue our stock repurchase program reflects continued support of our capital allocation strategy which deploys capital across internal investments, acquisitions and share repurchases based on the most compelling risk-adjusted returns for our shareholders,” said Mr. Hill.

2017 Financial Outlook

The company is removing LRO® (Lease Rent Options) from its outlook until the closing date can be determined. The LRO acquisition is subject to standard closing conditions, including the completion of the Hart-Scott-Rodino antitrust review process. Previous full-year guidance issued with first quarter 2017 financial results assumed an LRO closing date of April 1, 2017 and included non-GAAP total revenue of $30.0 million, adjusted EBITDA of $8.3 million and non-GAAP net income per diluted share of $0.01.

Excluding the effects of the LRO transaction, RealPage management expects to achieve the following results during its second quarter ended June 30, 2017:

  GAAP total revenue is expected to be in the range of $158.1 million to $160.1 million;
  GAAP net income per diluted share is expected to be in the range of $0.06 to $0.07;
  Non-GAAP total revenue is expected to be in the range of $159.0 million to $161.0 million;
  Adjusted EBITDA is expected to be in the range of $38.3 million to $39.3 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.22 to $0.23;
  Weighted average shares outstanding are expected to be approximately 82.1 million.

Excluding the effects of the LRO transaction, RealPage management expects to achieve the following results during its calendar year ended December 31, 2017:

  GAAP total revenue is expected to be in the range of $640.2 million to $649.2 million;
  GAAP net income per diluted share is expected to be in the range of $0.31 to $0.35;
  Non-GAAP total revenue is expected to be in the range of $643.0 million to $652.0 million;
  Adjusted EBITDA is expected to be in the range of $156.0 million to $160.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.88 to $0.92;
  Weighted average shares outstanding are expected to be approximately 82.5 million.

Conference Call Information; Presentation Slides

The company will host a conference call at 5:00 p.m. ET today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast and view the earnings presentation at www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 866-807-9684 and internationally at 412-317-5415. A replay will be available at 877-344-7529 or 412-317-0088, passcode 10106550, until May 11, 2017.

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 11,200 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s expected, possible or assumed future results, the financial impact and timing of the proposed LRO acquisition and RealPage’s long-term revenue and adjusted EBITDA margin goals. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage’s failure to integrate acquired businesses and any future acquisitions successfully or to achieve expected synergies, including the timing and completion of the proposed acquisition of LRO; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage Inc., including its Annual Report on Form 10-K previously filed with the SEC on March 1, 2017. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These non-cash or non-recurring items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, (3) amortization of intangible assets, (4) headquarters relocation costs, and (5) stock-based expense; and the company defines “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income (loss), plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense (income), (5) interest expense, net, (6) income tax expense (benefit), (7) litigation-related expense, (8) headquarters relocation costs, and (9) stock-based expense; and the company defines “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding (1) asset impairment and loss on disposal of assets, (2) headquarters relocation costs, and (3) stock-based expense; and the company defines “Non-GAAP Product Development Margin” as Non-GAAP Product Development Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding (1) amortization of intangible assets, (2) headquarters relocation costs, and (3) stock-based expense; and the company defines “Non-GAAP Sales and Marketing Margin” as Non-GAAP Sales and Marketing Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) asset impairment and loss on disposal of assets, (2) acquisition-related expense (income), (3) litigation-related expense, (4) headquarters relocation costs, and (5) stock-based expense; and the company defines “Non-GAAP General and Administrative Margin” as Non-GAAP General and Administrative Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and loss on disposal of assets, (2) acquisition-related expense (income), (3) litigation-related expense, (4) headquarters relocation costs, and (5) stock-based expense; and the company defines “Non-GAAP Operating Expense Margin” as Non-GAAP Operating Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income (loss), plus (1) acquisition-related and other deferred revenue, (2) asset impairment and loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense (income), (5) litigation-related expense, (6) headquarters relocation costs, and (7) stock-based expense; and the company defines “Non-GAAP Operating Margin” as Non-GAAP Operating Income as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income (loss), plus (1) income tax expense, (2) acquisition-related and other deferred revenue, (3) asset impairment and loss on disposal of assets, (4) amortization of intangible assets, (5) acquisition-related expense (income), (6) litigation-related expense, (7) headquarters relocation costs, (8) stock-based expense, and (9) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate; and the company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by weighted average diluted shares outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP On Demand Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our customers with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our customers’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “RPU,” or Revenue Per Unit, as Non-GAAP On Demand Revenue divided by average on demand units for the same period, including pro forma adjustments for significant acquisitions and dispositions during the period. For interim periods, the calculation is performed on an annualized basis. The company calculates average on demand units as the average of the beginning and ending on demand units for each quarter in the period presented. The company monitors this metric to measure its success in increasing the number of on demand software solutions utilized by its customers to manage their rental housing units, its overall revenue and profitability.

The company defines “ACV,” or Annual Client Value, as RPU multiplied by Ending On Demand Units. The company monitors this metric to measure its success in increasing the number of on demand units and the amount of software solutions utilized by its customers to manage their rental housing units. In addition, the company believes ACV provides a useful proxy for the annual run-rate value of on demand customer relationships.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – The company uses a 40.0% tax rate in order to approximate the Company’s long-term effective corporate tax rate. The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to ongoing operations.
  Acquisition-related and other deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – These items comprise gains (losses) on the disposal and impairment of long-lived assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Depreciation of long-lived assets - Long-lived assets are depreciated over their estimated useful lives in a manner reflecting the pattern in which the economic benefit is consumed. Management is limited in its ability to change or influence these charges after the asset has been acquired and placed in service. We do not believe that depreciation expense accurately reflects the performance of the Company’s ongoing operations for the period in which the charges are incurred, and are therefore not considered by management in making operating decisions.
  Amortization of intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after acquisition. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Acquisition-related expense (income) – These items consist of direct costs incurred in our business acquisition transactions and the impact of changes in the fair value of acquisition-related contingent consideration obligations. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Litigation-related expense – This item relates to the company's litigation with Yardi Systems, Inc., including related insurance litigation and settlement costs. This significant and non-recurring litigation and related ancillary matters were resolved in the second quarter of 2014. The company believes that the costs incurred related to this litigation are not reflective of its ongoing operations.
  Headquarters relocation costs – These items consist of duplicative rent and other expenses related to the relocation of our corporate headquarters and data center. These costs are not reflective of the company’s ongoing operations due to their non-recurring nature.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(Unaudited)

	March 31,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$59,516	$104,886
Restricted cash	96,430	83,654
Accounts receivable, less allowance for doubtful accounts of $2,372 and $2,468 at March 31, 2017 and December 31, 2016, respectively	88,052	92,367
Prepaid expenses	13,033	10,836
Other current assets	4,654	5,712
Total current assets	261,685	297,455
Property, equipment, and software, net	138,379	130,428
Goodwill	312,837	259,938
Identified intangible assets, net	94,381	74,976
Deferred tax assets, net	59,195	15,665
Other assets	10,430	9,636
Total assets	$876,907	$788,098

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,742	$21,421
Accrued expenses and other current liabilities	42,460	50,464
Current portion of deferred revenue	98,270	89,583
Current portion of term loan	3,125	5,469
Customer deposits held in restricted accounts	96,313	83,590
Total current liabilities	268,910	250,527
Deferred revenue	6,173	6,308
Term loan, net	117,746	116,657
Other long-term liabilities	32,739	29,843
Total liabilities	425,568	403,335
Stockholders’ equity:
Common stock, $0.001 par value: 125,000,000 shares authorized, 86,567,236 and 86,062,191 shares issued and 82,867,780 and 81,087,353 shares outstanding at March 31, 2017 and December 31, 2016, respectively	86	86
Additional paid-in capital	552,412	534,348
Treasury stock, at cost: 3,699,456 and 4,974,838 shares at March 31, 2017 and December 31, 2016, respectively	(33,934)	(30,358)
Accumulated deficit	(67,228)	(119,260)
Accumulated other comprehensive income (loss)	3	(53)
Total stockholders’ equity	451,339	384,763
Total liabilities and stockholders’ equity	$876,907	$788,098

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue:
On demand	$146,213	$123,411
On premise	675	772
Professional and other	6,031	4,200
Total revenue	152,919	128,383
Cost of revenue(1)	63,042	54,748
Gross profit	89,877	73,635
Operating expenses:
Product development(1)	20,387	17,272
Sales and marketing(1)	35,147	32,199
General and administrative(1)	24,251	18,346
Total operating expenses	79,785	67,817
Operating income	10,092	5,818
Interest expense and other, net	(1,086)	(708)
Income before income taxes	9,006	5,110
Income tax expense	811	2,114
Net income	$8,195	$2,996

Net income per share attributable to common stockholders:
Basic	$0.10	$0.04
Diluted	$0.10	$0.04
Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	78,263	76,656
Diluted	81,386	77,147

(1) Includes stock-based expense as follows:
	Three Months Ended
	March 31,
	2017	2016
Cost of revenue	$853	$751
Product development	1,879	1,449
Sales and marketing	3,128	2,974
General and administrative	4,232	3,217
	$10,092	$8,391

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$8,195	$2,996
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,440	12,607
Deferred taxes	243	1,539
Stock-based expense	10,092	8,391
Excess tax benefit from stock-based compensation	—	(27)
Loss on disposal and impairment of other long-lived assets	24	—
Acquisition-related consideration	121	(126)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	1,092	3,589
Net cash provided by operating activities	34,207	28,969

Cash flows from investing activities:
Purchases of property, equipment, and software	(9,925)	(10,217)
Acquisition of businesses, net of cash acquired	(66,103)	(59,152)
Net cash used in investing activities	(76,028)	(69,369)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(1,389)	84,144
Payments of acquisition-related consideration	(6,461)	(2,361)
Issuance of common stock	7,927	2,482
Excess tax benefit from stock-based compensation	—	27
Purchase of treasury stock related to stock-based compensation	(3,576)	(1,262)
Purchase of treasury stock under share repurchase program	—	(16,138)
Net cash (used in) provided by financing activities	(3,499)	66,892
Net (decrease) increase in cash and cash equivalents	(45,320)	26,492
Effect of exchange rate on cash	(50)	96

Cash and cash equivalents:
Beginning of period	104,886	30,911
End of period	$59,516	$57,499

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP total revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.

	Three Months Ended
	March 31,
	2017	2016
Revenue (GAAP)	$152,919	$128,383
Acquisition-related and other deferred revenue	705	(343)
Non-GAAP total revenue	$153,624	$128,040

Adjusted Gross Margin
Set forth below is a presentation of the company’s "Adjusted gross profit" and "Adjusted gross margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended
	March 31,
	2017	2016
Gross profit (GAAP)	$89,877	$73,635
Acquisition-related and other deferred revenue	705	(343)
Depreciation	2,883	2,692
Amortization of intangible assets	3,689	4,165
Headquarters relocation costs	—	584
Stock-based expense	853	751
Adjusted gross profit	$98,007	81,484

Adjusted gross margin	63.8%	63.6%

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA" and "Adjusted EBITDA margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended
	March 31,
	2017	2016
Net income (GAAP)	$8,195	$2,996
Acquisition-related and other deferred revenue	705	(343)
Depreciation, asset impairment, and loss on disposal of assets	6,675	5,496
Amortization of intangible assets	7,789	7,111
Acquisition-related expense (income)	1,691	(57)
Interest expense, net	1,120	719
Income tax expense	811	2,114
Headquarters relocation costs	—	1,025
Stock-based expense	10,092	8,391
Adjusted EBITDA	$37,078	$27,452

Adjusted EBITDA margin	24.1%	21.4%

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP product development expense" and "Non-GAAP product development margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended
		March 31,
		2017	2016
Product development expense (GAAP)		$20,387	$17,272
Less:	Headquarters relocation costs	—	154
	Stock-based expense	1,879	1,449
Non-GAAP product development expense		$18,508	$15,669

Non-GAAP product development margin		12.0%	12.2%

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP sales and marketing expense" and "Non-GAAP sales and marketing margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended
		March 31,
		2017	2016
Sales and marketing expense (GAAP)		$35,147	$32,199
Less:	Amortization of intangible assets	4,100	2,946
	Headquarters relocation costs	—	170
	Stock-based expense	3,128	2,974
Non-GAAP sales and marketing expense		$27,919	$26,109

Non-GAAP sales and marketing margin		18.2%	20.4%

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP general and administrative expense" and "Non-GAAP general and administrative margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended
		March 31,
		2017	2016
General and administrative expense (GAAP)		$24,251	$18,346
Less:	Loss on disposal of assets	24	—
	Acquisition-related expense (income)	1,691	(57)
	Headquarters relocation costs	—	117
	Stock-based expense	4,232	3,217
Non-GAAP general and administrative expense		$18,304	$15,069

Non-GAAP general and administrative margin		11.9%	11.8%

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP operating expense" and "Non-GAAP operating expense margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended
		March 31,
		2017	2016
Operating expense (GAAP)		$79,785	$67,817
Less:	Loss on disposal of assets	24	—
	Amortization of intangible assets	4,100	2,946
	Acquisition-related expense (income)	1,691	(57)
	Headquarters relocation costs	—	441
	Stock-based expense	9,239	7,640
Non-GAAP operating expense		$64,731	$56,847

Non-GAAP operating expense margin		42.1%	44.4%

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP operating income" and "Non-GAAP operating margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended
	March 31,
	2017	2016
Operating income (GAAP)	$10,092	$5,818
Acquisition-related and other deferred revenue	705	(343)
Loss on disposal of assets	24	—
Amortization of intangible assets	7,789	7,111
Acquisition-related expense (income)	1,691	(57)
Headquarters relocation costs	—	1,025
Stock-based expense	10,092	8,391
Non-GAAP operating income	$30,393	$21,945

Non-GAAP operating margin	19.8%	17.1%

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP net income" and "Non-GAAP net income per diluted share." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended
	March 31,
	2017	2016
Net income (GAAP)	$8,195	$2,996
Income tax expense	811	2,114
Income before income taxes	9,006	5,110

Acquisition-related and other deferred revenue	705	(343)
Loss on disposal of assets	24	—
Amortization of intangible assets	7,789	7,111
Acquisition-related expense (income)	1,691	(57)
Headquarters relocation costs	—	1,025
Stock-based expense	10,092	8,391
Non-GAAP income before income taxes	29,307	21,237
Assumed rate for income tax expense (1)	40.0%	40.0%
Assumed provision for non-GAAP income tax expense	11,723	8,495
Non-GAAP net income	$17,584	$12,742

Net income per diluted share	$0.10	$0.04
Non-GAAP net income per diluted share	$0.22	$0.17

Weighted average outstanding shares - basic (3)	78,263	76,656
Weighted average outstanding shares - diluted (3)	81,386	77,147

Non-GAAP On Demand Revenue, Ending On Demand Units, RPU and ACV
Set forth below is a presentation of the company’s "Non-GAAP on demand revenue," "Ending on demand units," "RPU," and "ACV." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended
	March 31,
	2017	2016
On demand revenue (GAAP)	$146,213	$123,411
Acquisition-related and other deferred revenue	705	(343)
Non-GAAP on demand revenue	146,918	123,068

Ending on demand units	11,112	10,999
Average on demand units	11,050	10,783
RPU	$53.65	$48.10

ACV	$596,159	$529,052

Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP total revenue" guidance for the three months ending June 30, 2017, and the twelve months ending December 31, 2017. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	June 30, 2017		December 31, 2017
	Low (2)	High (2)	Low (2)	High (2)
Revenue (GAAP)	$158,050	$160,050	$640,190	$649,190
Acquisition-related and other deferred revenue	950	950	2,810	2,810
Non-GAAP total revenue	$159,000	$161,000	$643,000	$652,000

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP net income" and "Non-GAAP net income per diluted share" guidance for the three months ending June 30, 2017, and the twelve months ending December 31, 2017. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	June 30, 2017		December 31, 2017
	Low (2)	High (2)	Low (2)	High (2)
Non-GAAP net income:
Net income (GAAP)	$4,550	$5,630	$25,275	$28,815
Income tax expense	3,030	3,750	12,190	14,550
Income before income taxes	7,580	9,380	37,465	43,365

Acquisition-related and other deferred revenue	950	950	2,810	2,810
Asset impairment and loss on disposal of assets	-	-	25	25
Amortization of intangible assets	8,300	8,200	32,400	32,100
Acquisition-related expense	900	800	2,800	2,500
Stock-based expense	12,000	11,500	46,000	45,000
Non-GAAP income before income taxes	29,730	30,830	121,500	125,800
Expected effective tax rate (4)	40.0%	40.0%	40.0%	40.0%
Assumed provision for income tax expense	11,892	12,332	48,600	50,320
Non-GAAP net income	$17,838	$18,498	$72,900	$75,480

Net income per diluted share	$0.06	$0.07	$0.31	$0.35
Non-GAAP net income per diluted share	$0.22	$0.23	$0.88	$0.92

Weighted average outstanding shares - diluted (3)	82,100	82,100	82,450	82,450

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three months ending June 30, 2017, and the twelve months ending December 31, 2017. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	June 30, 2017		December 31, 2017
	Low (2)	High (2)	Low (2)	High (2)
Adjusted EBITDA:
Net income (GAAP)	$4,550	$5,630	$25,275	$28,815
Acquisition-related and other deferred revenue	950	950	2,810	2,810
Depreciation, asset impairment, and loss on disposal of assets	7,450	7,350	30,025	29,725
Amortization of intangible assets	8,300	8,200	32,400	32,100
Acquisition-related expense	900	800	2,800	2,500
Interest expense, net	1,120	1,120	4,500	4,500
Income tax expense	3,030	3,750	12,190	14,550
Stock-based expense	12,000	11,500	46,000	45,000
Adjusted EBITDA	$38,300	$39,300	$156,000	$160,000

(1)	We use a non-GAAP tax rate of 40.0% in order to approximate the Company's long-term effective corporate tax rate. Please reference the "Explanation of Non-GAAP Financial Measures" section.

(2)	Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

(3)	For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

(4)	This rate represents our expected effective GAAP tax rate for the year ending December 31, 2017.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com